UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 19, 2007

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At its meeting of December 20, 2007, the Board of Directors regretfully accepted the resignation of Janice B. Case, effective December 19, 2007. Mrs. Case will be on a slate of 4 nominees for election to the North American Electric Reliability Corporation ("NERC") Board of Trustees at the Annual Meeting of the Member Representatives Committee on February 11, 2008. To avoid a potential conflict of interest, Mrs. Case has committed to resign from the Central Vermont Public Service Corporation ("CVPS") board and committees prior to the NERC meeting in February. The opportunity to serve on the NERC Board is an outstanding career achievement for Mrs. Case after nearly 25 years in the electric utility business.

      Mrs. Case has been a member of the CVPS Board since 2002 and has served on the CVPS Audit Committee since her election in 2002. In accordance with the Company's By-laws, the Board determined that it will reduce its size by one member, from ten to nine, thereby fixing the Board size at nine members.

Item 8.01.	Other Events.

      As described above the Board of Directors has fixed the size of the CVPS Board at nine members. See "Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers." above.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary

December 21, 2007